CONFORMED COPY




                              AMENDMENT No. 1 and CONSENT dated as of March 3,
                         1998 (this "Amendment and Consent"), to the Credit Agreement dated as of February 3, 1998 (the "Credit Agreement"), among PACIFICORP GROUP HOLDINGS COMPANY, a Delaware corporation ("PGH" or the "Guarantor"), PACIFICORP ENERGYCO, an unlimited company incorporated in England and Wales (the "Borrower"), the financial institutions party thereto from time to time (the "Lenders"); CITIBANK, N.A., a national banking association ("Citibank"), as paying agent (in such capacity, the "Paying Agent") for the Lenders, and as issuing bank (in such capacity, the "Issuing Bank"), and CITICORP USA, INC., a Delaware corporation ("Citicorp USA"), as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


          A. The Borrower has requested that (a) the Credit Agreement be amended to replace Schedule 2.01 (Commitments) to the Credit Agreement with Exhibit A hereto and (b) the Lenders consent to an increase in the price per Share to be paid by PA pursuant to the Offer.

          B. The Lenders are willing so to amend the Credit Agreement and grant such consent on the terms and subject to the conditions herein contained.

          C. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.


          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Substitution of Schedule. Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and Exhibit A hereto is hereby substituted therefor for all purposes under the Loan Documents.

          SECTION 2. Consent. The Lenders hereby consent to the increase in the price per Share to be paid by PA pursuant to the Offer, from the purchase price of 765 pence net per Share to up to a purchase price of 820 pence net per Share.

          SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment and Consent, each of PGH and the Borrower represents and warrants to each of the Lenders, the Paying Agent, the Issuing Bank and the Collateral Agent that, after giving effect to this Amendment and Consent, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 4. Conditions to Effectiveness. This Amendment and Consent shall become effective on the date on which the Paying Agent shall have received counterparts of this Amendment and Consent that, when taken together, bear the signatures of PGH, the Borrower and the Lenders.

          SECTION 5. Effect of Amendment and Consent. Except as expressly set forth herein, this Amendment and Consent shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Paying Agent, the Issuing Bank, the Collateral Agent, the Borrower or the Guarantor under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or the Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

          SECTION 6. Counterparts. This Amendment and Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment and Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 7. APPLICABLE LAW. THIS AMENDMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 8. Headings. The headings of this Amendment and Consent are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                       PACIFICORP GROUP HOLDINGS COMPANY,

                                         by /s/ WILLIAM E. PERESSINI
                                            ------------------------------------
                                            Name:  William E. Peressini
                                            Title: Treasurer


                                       PACIFICORP ENERGYCO,

                                         by /s/ WILLIAM E. PERESSINI
                                            ------------------------------------
                                            Name:  William E. Peressini
                                            Title: Director and Deputy
                                                   Chief Finance Officer


                                       CITIBANK, N.A., individually as a
                                       Lender and as Paying Agent,

                                         by /s/ DALE R. GONCHER
                                            ------------------------------------
                                            Name:  Dale R. Goncher
                                            Title: Attorney-in-Fact


                                       CITICORP USA, INC., as Collateral
                                       Agent,

                                         by /s/ DALE R. GONCHER
                                            ------------------------------------
                                            Name:  Dale R. Goncher
                                            Title: Attorney-in-Fact


                                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       individually as a Lender,

                                         by /s/ EDWARD C. FORST
                                            ------------------------------------
                                            Name: Edward C. Forst
                                            Title: Authorized Signatory

                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK, individually as a Lender,

                                         by /s/ KATHRYN SAYKO-YANES
                                            ------------------------------------
                                            Name:  Kathryn Sayko-Yanes
                                            Title: Vice President

                                                                       EXHIBIT A




                                                                   Schedule 2.01


                                   Commitments

---------------------------------------------------------------------------------------------
|       Lender               |  Contact Person, Telephone     |       Commitments           |
|                            |    and Telecopy Number         |                             |
---------------------------------------------------------------------------------------------
| Citibank, N.A.             | Lenny Sarcona                  |  Term: $533,333,334         |
| 399 Park Avenue            | Telephone: (302) 894-6003      |  Revolving: $133,333,334    |
| New York, NY 10043         | Telecopy:  (302) 894-6120      |                             |
---------------------------------------------------------------------------------------------
| Goldman Sachs Credit       | Tracey McCaffrey               |  Term: $533,333,333         |
| Partners L.P.              | Telephone: (212) 902-1040      |  Revolving: $133,333,333    |
| 85 Broad Street            | Telecopy:  (212) 357-4597      |                             |
| New York, NY 10005         |                                |                             |
---------------------------------------------------------------------------------------------
| Morgan Guaranty Trust      | Sandra Doherty                 |  Term: $533,333,333         |
| Company of New York        | Telephone: (302) 634-8122      |  Revolving: $133,333,333    |
| 60 Wall Street             | Telecopy:  (302) 634-1092      |                             |
| New York, NY 10260-0060    |                                |                             |
---------------------------------------------------------------------------------------------